As filed with the Securities and Exchange Commission on July 16, 2007
Registration No. 333-136137

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2
to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	65-0707824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Road, Suite 400
Fort Lauderdale, Florida
Telephone: (954) 308-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard E. Gathright
Chief Executive Officer and President
SMF Energy Corporation
200 West Cypress Creek Road, Suite 400
Fort Lauderdale, Florida
Telephone: (954) 308-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

S. Lee Terry, Jr.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Telephone: (303) 892-9400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 2 relates to Registration Statement No. 333-136137 on Form S-3, filed on July 28, 2006, with the Securities and Exchange Commission (the “Original Registration Statement”).

On February 14, 2007, Streicher Mobile Fueling, Inc. a Florida corporation (“Streicher”), completed its reincorporation by merging with and into its wholly-owned subsidiary, SMF Energy Corporation, a Delaware corporation (“SMF”). SMF, as a result of the reincorporation merger of Streicher, is the successor to Streicher.

The Original Registration Statement registered 1,057,283 shares of common stock, $0.01 par value. SMF now believes that all of the securities registered under the Original Registration Statement have been sold or no longer require registration to be sold. Accordingly, this Post-Effective Amendment No. 2 is being filed to terminate the effectiveness of the Original Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-136137 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on July 16, 2007.

SMF ENERGY CORPORATION

By:	/s/ Richard E. Gathright
Name: Richard E. Gathright Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement No. 333-136137 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Richard E. Gathright	Chief Executive Officer and President, and Chairman of the Board (Principal Executive Officer)	July 16, 2007

* Michael S. Shore	Chief Financial Officer and Senior Vice President (Principal Financial and Accounting Officer)	July 16, 2007

* Wendell R. Beard	Director	July 16, 2007

* Larry S. Mulkey	Director	July 16, 2007

* C. Rodney O’Connor	Director	July 16, 2007

* Robert S. Picow	Director	July 16, 2007

* Steven R. Goldberg	Director	July 16, 2007

* Nat Moore	Director	July 16, 2007

*By:    /s/ Richard E. Gathright

Richard E. Gathright
Attorney-in-Fact